August 6, 2007

David Bassin

Re:	Amendment to Stock Option Agreement (s) /Restricted Stock Award Agreement(s)

Dear David:

As you know, inVentiv Health, Inc. (the “Corporation”) has previously granted to you certain options (the “Options”) to purchase shares of common stock, $0.001 par value, of the Corporation. As of the date hereof, you are the owner of the following Options:

Option Number	Option Grant Date	Number of Option Shares
00001750	12/10/2003	5,500
00001918	11/1/2004	15,000
00002585	1/22/2007	10,960

Additionally, you have been awarded restricted shares of common stock, par value $.001 per share, of the Corporation (the “Restricted Stock”). As of this date hereof, you have been awarded the following Restricted Stock grants:

Award Number	Award Date	Number of Restricted Shares
00002215	1/3/2006	2,750
00002602*	1/22/2007	5,015
00002623	1/22/2007	5,015

* denotes a performance based grant.

We hereby confirm the following:

1. Section 1(c) of each option agreement/notice of grant relating to the Options listed above is hereby amended to provide that such Options and the shares of common stock subject thereto shall immediately vest upon a Change of Control (as defined in Section 5(f) of the Employment Agreement dated January 1, 2003 between you and the Corporation, as previously amended).

2. Section 3 of each of the notices of grant relating to award numbers 00002215 and 00002623 is hereby amended to provide that the shares of Restricted Stock subject thereto shall immediately vest upon a Change of Control.

3. Section 3 of the notice of grant relating to award number 00002602 is hereby amended to provide that upon a Change of Control, a number of shares of Restricted Stock subject thereto equal to the Target Number (as defined in such notice of grant) shall immediately vest.

4. All future grants of Options and Restricted Shares will provide for immediate vesting upon a Change of Control.

2.	Continuing Effectiveness of Stock Option Agreements/ Restricted Stock Awards

Except as modified herein, the above-referenced award documentation remains in full force and effect.

Very truly yours,

INVENTIV HEALTH, INC.

By:         /s/ Eran Broshy
Eran Broshy
Chairman & CEO

                                                                      /s/ David Bassin
Accepted and agreed to by:        Dated: 8/6/07          David Bassin